EXHIBIT 32.02

CERTIFICATION

PURSUANT TO

SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, Jon C. Sundt, the Principal Executive and Principal Financial Officer of Altegris Portfolio Management, Inc. (d/b/a Altegris Funds), the General Partner of Altegris QIM Futures Fund, L.P. (the “Partnership”), certify that (i) the Annual Report of the Partnership on Form 10-K for the period ending December 31, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: March 31, 2014

/s/ Jon C. Sundt
Jon C. Sundt
Principal Executive and Principal Financial Officer
Altegris Portfolio Management, Inc. (d/b/a Altegris Funds)
General Partner of Altegris QIM Futures Fund, L.P.